Exhibit 16.1

FOIA CONFIDENTIAL TREATMENT REQUESTED BY PRICEWATERHOUSECOOPERS

(DUBAI BRANCH) PURSUANT TO 17 C.F.R. § 200.83(C)

January 6, 2023

VIA E-MAIL (tony.boutros@ecovis.com.lb; ymacad@rit.edu)

Mr. Tony Boutros

Chairman of the Audit Committee

Brooge Energy Limited

P.O. Box 50170

Fujairah, United Arab Emirates

Dr. Yousef Mahmoud Mohammad Al Assaf

Chairman of the Board of Directors

Brooge Energy Limited

P.O. Box 50170

Fujairah, United Arab Emirates

RE: Cessation of Client-Auditor Relationship on December 29, 2022

Dear Mr. Boutros and Dr. Yousef:

Further to our letter of December 29, 2022, this is to confirm that the client-auditor relationship between Brooge Energy Limited (Commission File Number 001-39171) and PricewaterhouseCoopers (Dubai branch) has ceased effective December 29, 2022.

Sincerely,

PricewaterhouseCoopers (Dubai branch)

CC:	Office of the Chief Accountant SECPS Letter File
Securities and Exchange Commission
SECPSletters@sec.gov
100 F Street, NE Washington, D.C. 20549

PricewaterhouseCoopers (Dubai Branch), License no. 102451

Emaar Square, Building 5, P O Box 11987, Dubai - United Arab Emirates

T: +971 (0)4 304 3100, F: +971 (0)4 346 9150, www.pwc.com/me

Mohamed ElBorno, Jacques Fakhoury, Douglas O’Mahony and Rami Sarhan are registered as practising auditors with the UAE Ministry of Economy